EXHIBIT 10.4


           ILLINOIS CENTRAL RAILROAD COMPANY
           PERFORMANCE COMPENSATION PROGRAM





                      CERTIFICATE





           I,                , Secretary of Illinois
Central Railroad Company, hereby certify that the attached document is a correct copy of Illinois
Central Railroad Company Performance Compensation
Program as adopted effective as of January 1, 1994.

               Dated this         day of      , 1994.




                         As Secretary as Aforesaid

                                   (Seal)


          ILLINOIS CENTRAL RAILROAD COMPANY
           PERFORMANCE COMPENSATION PROGRAM


    The Illinois Central Railroad Company
Performance Compensation Program was adopted
November 23, 1993, effective as of January 1, 1994, for the management employees of Illinois Central
Railroad Company and its Affiliated Companies. The purpose of the Program is to enhance the overall effectiveness of the Illinois Central Railroad
Company executive compensation program and to attract, retain and motivate management employees.


                       ARTICLE I
                      DEFINITIONS

    Wherever used herein the following terms shall have the meanings hereinafter set forth:

    1.1.  "Affiliated Company" means a business
entity, or predecessor of such entity, if any, which is a member of a controlled group of corporations which includes the Company.

    1.2.  "Base Salary" means a Participant's
annual base salary rate for the Year, as specified by the Company or an Affiliated Company prior to each Year.

    1.3.  "Board" means the Board of Directors of
the Company.

    1.4.  "Committee" means the Compensation
Committee of the Board that is responsible for setting performance goals, certifying that such goals have been met under the Program, and administration of the Program.

    1.5.  "Company" means Illinois Central Railroad
Company, a Delaware corporation, or, to the extent provided in Section 5.4 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

    1.6.  "Covered Employee" means any individual
who, on the last day of the Year, is: (i) the chief executive officer of the Company, or acting in such capacity; or (ii) among the four highest compensated officers of the Company or an Affiliated Company, other than the chief executive officer (or such other group of employees as is later specified in final regulations issued under
Section 162(m) of the Internal Revenue Code).

    1.7.  "Maximum Award" means, for purposes of
Performance Awards, the percentage of each Participant's Target Award that would be payable to the Participant if the Company achieved its maximum performance levels, as specified in Exhibit A.

    1.8.  "Measurement Areas" means the areas of
Company performance that are measured for purposes of the Program, as follows: (i) annual return on average total capital, calculated on an after award, after-tax basis ("ROTC"); and (ii) revenue growth.

    1.9. "Performance Award" or "Award" means the additional cash remuneration payable to a Participant pursuant to the Program.

   1.10.  "Participant" means each management
employee of the Company and its Affiliated
Companies in alphabetical salary grades A through G and numerical salary grades 1 through 10, as such salary grades are described in the salary component of the performance compensation program approved by the Board in 1993, and as such salary grades may be amended from time to time. The Board shall have the discretion to designate individuals occupying other positions with the Company or an Affiliated
Company as Participants for purposes of the Program. Individuals who are Covered Employees are not Participants in this Program.

   1.11.  "Program" means the Illinois Central
Railroad Company Performance Compensation Program, as set forth herein and as hereinafter amended from time to time.

   1.12.  "Target Award" means the percentage of
each Participant's Base Salary that is established by the Committee, as listed in Exhibit A, as the same may be amended from time to time. Target
Award levels range from 10% to 65% of Participants' annual Base Salary.

   1.13.  "Year" means the calendar year.  The
Program operates on the fiscal year of the Company, which is the calendar year.

   1.14.  Words in the masculine gender shall
include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.


                      ARTICLE II
    ANNUAL PERFORMANCE AWARDS AND PERFORMANCE GOALS

    2.1.  Awards.  The actual Performance Awards
for Participants will be the sum of: (i) the Performance Award based on
Company performance determined by the extent to which the Company attains the objective performance goals established by the Committee prior to the beginning of the Year, calculated according to Sections 2.2 and 2.3 below and the chart in Exhibit
B; and (ii) the Performance Award based on the Participant's individual performance, determined in accordance with Section 2.4 below and the chart in Exhibit C. A Participant must receive a satisfactory or better performance rating in his or her annual performance review for the applicable
Year to be eligible to receive a Performance Award.

    2.2.  Company Performance Goals.  Each
Participant shall be eligible to receive a Performance Award under the Program. Prior to the commencement of each Year, the Committee shall establish Company performance goals based on the Measurement Areas for Performance Awards. The
Committee shall establish three levels of performance goals for each Measurement Area: (i) a threshold level; (ii) a target level; and (iii) a maximum level. If Company performance fails to attain the threshold level of ROTC for any Year, the Company portion of the Target Award percentage that is payable to Participants shall be 0%.

   2.3.  Calculating Performance Awards.  The
actual Performance Awards for Participants will be determined by the extent to which the Company attains the objective performance goals established by the Committee prior to the beginning of the Year, calculated as follows (and according to the charts in Exhibits A and B):

    (a)  The Company's performance in the
Measurement Areas applicable to Performance Awards shall be determined for the Year.

    (b)  Company performance in both Measurement
Areas shall be compared to the performance objectives established by the Committee prior to the Year, and placed on a chart (Exhibit B) that contains the threshold, target and maximum levels for both Measurement Areas, and a specified percentage figure for each level.

    (c)  The Target Award for each Participant
shall be multiplied by the applicable percentage figure from the chart (Exhibit B), and the product shall be multiplied by each Participant's Base
Salary to determine the Performance Award for that Participant.

If the Company were to attain the maximum level of performance with respect to both Measurement Areas in a Year, each Participant's Target Award percentage would be multiplied by the Participant's
Maximum Award percentage, both as listed in Exhibit
A, with the product then multiplied by the Participant's Base Salary for that Year to determine the Participant's actual Performance
Award. The Performance Award payout will range from 0% to 150% of Participants' Target Award levels. If at least the pre-established threshold performance goals are not attained, no Company portion of the Performance Awards shall be paid under the Program.

    2.4.  Additional Award Based on Participant
Performance. (a) If the Company achieves performance at threshold or above, each Participant shall be eligible to receive an additional Award based solely on the Participant's individual performance during the
Year (in addition to any Award attributable to Company performance). The amount of any additional
Target Award, (ii) based on the Participant's performance rating; and (iii) within the guidelines specified in the table in Exhibit C. (b) If company performance is less than threshold and if Participant were to receive the highest possible performance rating in all categories, such Participant would receive an individual Award calculated by multiplying the Participant's Target Award amount by 25% to 50%.

    2.5.  Reduction or Increase in Award.  The
Committee may, in its sole discretion, increase or decrease the Company performance percentage calculated in Section 2.3 above by an amount of up to 20% of such Participant's Target Award. It is intended that such discretion shall be exercised after examining other business measures (e.g., safety, operating ratio, EPS, or other measures).

    2.6.  Committee Certification.  The Committee
shall certify in writing, prior to payment of any Performance Award hereunder to a Participant, that the performance goals and any other material terms of the Program were satisfied for the applicable
Year.

    2.7  Maximum Total Award.  When the Award
percentages calculated in Sections 2.2 through 2.5 above are accumulated, the award payable to any Participant shall be limited to 200% of the Participant's Target Award, as outlined in Exhibit
A.


                      ARTICLE III
             ADMINISTRATION OF THE PROGRAM

    3.1.  Administration by the Committee.  The
Committee shall be responsible for the general operation and administration of the Program.

    3.2.  Powers and Duties of Committee.  The
Committee shall administer the Program in accordance with its terms and shall have all powers necessary to carry out the provisions of the Program. The Committee shall determine all questions arising in the administration, interpretation, and application of the Program, including but not limited to, questions of eligibility and the status and rights of employees, Participants and other persons. Any such determination by the Committee shall presumptively be conclusive and binding on all persons.


                      ARTICLE IV
               AMENDMENT OR TERMINATION

    4.1. Amendment or Termination. The Committee reserves the right to amend or terminate the Program at any time; provided that any amendment of the Program affecting Participants may not take effect before the first day the Year coincident with or next following the date of the amendment.
Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.


                       ARTICLE V
                  GENERAL PROVISIONS

    5.1.  No Enlargement of Employee Rights.  No
Participant or other person shall have any right to receive an Award under the Program except in accordance with the terms of the Program.
Establishment of the Program shall not be construed to give any Participant the right to be retained in the service of the Company or any Affiliated
Company.

    5.2.  Spendthrift Provision.  No interest of
any person or entity in, or putative right to receive an Award under, the Program shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive an Award be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

    5.3.  Applicable Law.  The Program shall be
construed and administered under the laws of the State of Illinois except to the extent preempted by federal law.

    5.4. Corporate Successors. The Program shall not be automatically terminated by a transfer or sale of assets of the Company, or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Program shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Program.


                       EXHIBIT A

                     Target Awards


       Salary
       Grade                   Target Award
                          (As a % of Base Salary)
        B-C                        65%
        D-E                        60%
        F-G                        40%
        1-3                        30%
        4-6                        15%
        7-10                       10%




           Maximum Awards (Company Portion)

       Salary
       Grade                  Maximum Award
                           (Company Portion)
                        (As a % of Base Salary)
        B-C                     97.5%
        D-E                     90.0%
        F-G                     60.0%
        1-3                     45.0%
        4-6                     22.5%
        7-10                    15.0%


                      EXHIBIT B



    PERFORMANCE AWARDS:  COMPANY PERFORMANCE GOALS


The following chart illustrates the methodology for calculating a Participant's Performance Award.
Payouts for performance between discrete threshold, target and maximum levels are to be interpolated.


                                       RETURN ON TOTAL CAPITAL (2)


                             Below(1)        Threshold       Target   Maximum
                            Threshold

              Maximum           0%              50%            117%     150%

ANNUAL
REVENUE       Target            0%              50%            100%     133%
GROWTH

              Threshold         0%              50%             83%     116%


              Below
              Threshold         0%              50%             67%     100%


(1) An ROTC "governor" prevents the payout for revenue growth (as a % of target) from exceeding the payout for ROTC until the company achieves its ROTC target.

(2) ROTC measure calculated after accrual for Performance Awards.

                      EXHIBIT C

                 INDIVIDUAL PORTION
          ANNUAL AWARD PERFORMANCE ASSESSMENT
           TO BE ADDED ON TO COMPANY PORTION


        PERFORMANCE           AWARD AS A
          RATING             % OF TARGET

            5                 25% - 50%
            4                 10% - 25%
            3                  0% - 10%

Participants receiving a performance rating of 1 or 2 are not eligible to receive an Award under the Program. Their actual Award is 0%.